Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                                 LEGHORN, INC.

         The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter
302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I

         The name of the corporation is Leghorn, Inc.

                                   ARTICLE II

         The registered office of the corporation is located at 320 E. Main St., Anoka, Minnesota 55303, and the registered agent at that address is Carla Wirth.

                                  ARTICLE III

         The name and address of the  incorporator is Gary A.  Larvinson,  11409
91st Street, Clear Lake, Minnesota.

                                   ARTICLE IV

         The   corporation  is  authorized  to  issue  an  aggregate   total  of
150,000,000 shares.

                                   ARTICLE V

         In addition to the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this Corporation shall have the

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power and authority to fix by resolution any designation,  class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

                                   ARTICLE VI

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                  ARTICLE VII

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this 13th day of June, 1996.

                                               /s/ Gary A. Larvinson
                                               ---------------------------------
                                               Gary A. Larvinson

STATE OF MINNESOTA )
                   )
COUNTY OF HENNEPIN )

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Subscribed and sworn to before me    CONNIE I. KRINKE                 STATE OF MINNESOTA
this 13th day of June, 1996.         NOTARY PUBLIC - MINNESOTA        DEPARTMENT OF STATE
                                     SHERRURNE COUNTY                        FILED
                                     MY COMMISSION EXPIRES 1-07-99       JUNE 28, 1996

/s/ Connie I. Krinke                                                  Joan Anderson Grove
---------------------------                                            Secretary of State
      Notary Public

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                             ARTICLES OF AMENDMENT

                                       OF

                                 LEGHORN, INC.

         The undersigned corporation hereby adopt the following Articles of Amendment, which replace the following Articles:

                                   ARTICLE I

         The name of the corporation is Purchase Point Media Corporation.

                                   ARTICLE IX

         Minnesota Statutes sections 302A.671 (Control share acquisitions), 302A.673 (Business combinations) and 302A.675 (Takeover offer; fair price) shall not apply to this corporation.

         IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this 25th day of April 1997.

                                                 /s/ Brian A. Neh
                                                 -------------------------------

         The amendment was adopted by the shareholders, on the 25th day of April, 1997.

                                                 /s/ Brian A. Neh
                                                 -------------------------------

                                                            STATE OF MINNESOTA
                                                          FILED - DUPLICATE COPY

                                                                APR 25 1997

                                                 /s/ Joan Anderson Grove
                                                      Secretary of State